Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

Alliance Financial Corporation Announces Quarterly Dividend

Syracuse, NY, August 28, 2012—Alliance Financial Corporation (the “Company”) (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., announced that its Board of Directors has declared a quarterly dividend of $0.32 per common share. The dividend is payable on October 2, 2012 to shareholders of record on September 18, 2012. This declaration represents an increase of $0.01 per share or 3.2% from the dividend paid in the previous quarter.

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail and commercial banking, and investment management services through 29 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y., and an equipment lease financing company, Alliance Leasing, Inc.

Contact: Alliance Financial Corporation

J. Daniel Mohr, Executive Vice President and CFO        (315) 475-4478

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